                                                            GPC Contract No.____

                                                                   EXHIBIT 10.44

                              GEORGIA POWER COMPANY
                       STANDARD POLE ATTACHMENT AGREEMENT



         By signing below, Georgia Power Company ("Georgia Power") hereby grants to below-named Licensee a non-exclusive, revocable license to attach and to retain previously attached aerial cables, wires and associated appliances owned by Licensee and used in the provision of telecommunications or cable television services (collectively, "Equipment") to poles owned by Georgia Power which are located in public and private rights-of-way and which are used to support power lines and other equipment used in the distribution of electricity, and Licensee hereby accepts such license, on and subject to the terms and conditions set on the following pages of this Agreement, which each party acknowledges having read, understood and accepted prior to signing below.

Knology Holdings Inc. For Itself and on Behalf of          GEORGIA POWER COMPANY
Its Current and Future Subsidiaries
312 West Eigth Street                                      241 Ralph McGill Blvd
West Point. Georgia                                        Atlanta, Georgia 30308
Tel No.  (706) 645-3935                                    Tel No.
       ------------------------------------------                 ------------------------------------------
Fax No.  (706) 645-3985                                    Fax No.
       ------------------------------------------                 ------------------------------------------
Email Address:                                             Email Address:
              -----------------------------------                        -----------------------------------


By: /s/ Bret T. McCants                                    By: /s/ R.P. Bowling
   ----------------------------------------------             ----------------------------------------------

Name: Bret T. McCants                                      Name: R.P. Bowling
     --------------------------------------------               --------------------------------------------

Title: VP Construction                                     Title: General Manager of Distribution
      -------------------------------------------                -------------------------------------------

Date:  2/18/98                                             Date:  2/23/98
     --------------------------------------------               --------------------------------------------

                                                            GPC Contract No.____

1.       LICENSE.

1.1 LICENSED POLES. Before attaching Equipment to any pole, Licensee shall request Georgia Power's permission to attach Equipment to such pole and shall set forth in such request the Equipment to be attached to such pole. Georgia Power shall grant or deny such request in a notice to Licensee within thirty (30) days after Georgia Power's receipt thereof, and each pole for which Georgia Power grants such permission shall be hereinafter referred to as a "Licensed Pole." Subject to any contrary requirements set forth in 47 U.S.C.ss.224 and the regulations promulgated thereunder, Georgia Power shall be entitled to deny Licensee permission to use any pole if there is insufficient capacity on such pole or for reasons of public safety, reliability or generally applicable engineering purposes. Georgia Power's records of Licensed Poles shall constitute prima facie evidence of which poles are Licensed Poles in any dispute between Georgia Power and Licensee.

1.2 ACCESS. No permission granted to Licensee to attach Equipment to a pole pursuant to Section 1.1 hereof shall constitute a guarantee or representation that adequate space exists on such pole for the attachment of Equipment, nor shall any such permission authorize Licensee to attach Equipment to such pole in a manner prohibited by the National Electrical Safety Code, as revised ("NESC"), any successor code designated by Georgia Power, or any applicable law or regulation.


2.   ATTACHMENT AND MAINTENANCE OF EQUIPMENT.

2.1 COSTS. Licensee has been and shall continue to be solely responsible for all costs associated with the attachment and maintenance of Equipment on all Licensed Poles. Licensee has installed and shall continue to install any anchors, guys or other equipment required to accommodate the installation of any Equipment at Licensee's expense and to the reasonable satisfaction of Georgia Power.

2.2 MAINTENANCE. Licensee attached and maintained and shall attach and maintain all Equipment in accordance with the requirements of NESC and all laws and regulations now in effect or that hereafter may be issued by any authority having jurisdiction over the Licensed Poles. Licensee has at all times attached, maintained, kept rearranged, transferred or removed and shall at all times attach, maintain, keep, rearrange, transfer and remove Equipment in a safe condition and in a manner reasonably satisfactory to Georgia Power. Subject to Section 3 hereof, Licensee shall notify Georgia Power at least two (2) weeks before attaching Equipment on any pole including, but not limited to, overlashing existing strand and utilizing pole space greater than twelve inches (12"), in a writing setting forth the date Licensee intends to commence attaching, except that no notice shall be required for attaching a drop line to a customer's premises from a pole with an existing attachment. Licensee shall, at its own expense, cut and trim all trees and brush in order to preserve adequate clearance around Equipment.

2.3 NO INTERFERENCE. Subject to Section 3.4 hereof, Licensee shall attach, maintain, rearrange, transfer and remove all Equipment so as not to interfere with the use of the Licensed Poles by Georgia Power or other licensees thereof.

2.4 INFORMED CONSENT. Before any individual has performed or will perform any work by, through or for the Licensee on or near any facilities of Georgia Power, Licensee has adequately warned and shall continue to adequately warn such employee of the danger inherent in making contact with the electrical conductors of Georgia Power and of coming closer to such conductors than is permitted by NESC or by regulations of the Occupational Safety and Health Administration. Licensee has not permitted nor shall it permit in the future any such individual to work on any pole or Equipment attached thereto unless such individual has executed a general release in a form approved by Georgia Power. Licensee shall maintain such releases at Licensee's offices and, upon request, deliver the same to Georgia Power.

2.5 IDENTIFICATION OF EQUIPMENT. Using markers unique to Licensee in color and shape and approved in advance by Georgia Power, Licensee shall (i) mark all Equipment attached to a Licensed Pole; and (ii) mark each strand which comprises part of the Equipment at every first, fifth and last mainline pole attachment, including the first Licensed Pole in all lateral lines and at all crossover points. Licensee shall mark all Equipment which was attached to Licensed Poles before the date hereof upon the sooner of Licensee performance of any maintenance or repairs of such Equipment, or three (3) months after the Effective Date. Georgia Power may remove unmarked or improperly marked Equipment without notice.


3.   ALTERATIONS OF EQUIPMENT AND POLES.

3.1 NOTICE. Georgia Power hereby notifies Licensee that any Licensed Pole or Equipment shall be subject to removal, relocation, repair or other work (an "Alteration"). Georgia Power may make an Alteration to ten (10) or fewer contiguous Licensed Poles and to any number of Licensed Poles for emergency service without giving any further notice. In all other cases, Georgia Power will notify Licensee at least thirty (30) days prior to the Alteration. The parties hereby stipulate that this Section 3.1 satisfies the notice requirements of 47 U.S.C.ss.224(h). If

     Licensee intends to upgrade its Equipment contemporaneously with such Alteration, then Licensee shall notify Georgia Power so that the parties may coordinate such upgrade.

3.2 PERFORMANCE. Upon receiving notice that Georgia Power requires Licensee to perform work in connection with an Alteration, Licensee shall complete such work in accordance with reasonable terms set forth in such notice. Georgia Power may perform an Alteration and shall promptly notify Licensee that it has done so if Licensee does not timely perform such work or in an emergency. If Georgia Power removes and does not reattach any Equipment, then Georgia Power shall notify Licensee, but shall be under no obligation to perform such reattachment. If Licensee does not timely perform any work required under this Section 3.2 in connection with a proposed relocation to a new pole, and Georgia Power does not perform such work, then, at the election of Georgia Power in writing, such pole shall become the property of Licensee and Licensee shall pay to Georgia Power an amount equal to the then-current value of such abandoned pole.

3.3 COSTS. Unless and until the limitations on Licensee's costs set forth in 47 U.S.C.ss.224 are repealed, overruled or modified by a final and unappealable order of the FCC or any governing body or court of competent jurisdiction, Licensee shall not be required to bear the cost of rearranging or transferring Equipment attached to a Licensed Pole if required for an additional attachment, or modification of an existing attachment, by a cable television system or provider of telecommunications service other than Licensee. In all other cases, Licensee shall be responsible for its individual costs plus its proportionate share of all joint costs associated with work performed in accordance with Section 3.2. Licensee shall reimburse Georgia Power for any reasonable costs incurred in performing such work based upon Georgia Power's standard charges for such services. Licensee's payments to Georgia Power under this Section 3.3 shall be made within thirty (30) days of demand.


4. UNAUTHORIZED ATTACHMENTS. If Licensee attaches any Equipment to any pole without first obtaining appropriate permission, as required by Section 1 hereof, or if Georgia Power determines that the use of any Licensed Pole by Licensee is prohibited by public authorities, judicial decree or relevant property owners, (an "Unauthorized Attachment"), then:

4.1 REMOVAL. Georgia Power may require Licensee to remove the unauthorized attachment(s) within thirty (30) days of notifying Licensee or such shorter period as may be required by court order and, if Licensee fails to remove such attachment within such period, then Georgia Power may remove such attachment at Licensee's sole cost and expense, without any liability to Licensee.

4.2 COSTS. If Licensee has made any Unauthorized Attachments, then it shall pay to Georgia Power, within thirty (30) days of demand, the applicable unpaid fees for each such attachment. For purposes of such computation, Georgia Power may assume that each Unauthorized Attachment was made on the day following the last pole inspection conducted before discovery of the Unauthorized Attachments. In addition to the fees set forth above, Licensee shall pay to Georgia Power, within thirty (30) days of demand, (A) an administrative fee equal to ten percent (10%) of the unpaid fees, (B) interest on the unpaid fees from the date of attachment until the date of payment at the rate announced by NationsBank, N.A. (South), from time to time, as its Prime Rate, plus eight (8) percentage points; and (C) any and all out-of-pocket expenses incurred by Georgia Power as a result of such Unauthorized Attachment including, without limitation, legal fees.

5. INSPECTIONS AND SURVEYS; POLE COUNTS. Georgia Power may inspect all Equipment attached to any pole as it deems appropriate. Licensee shall reimburse Georgia Power for its costs for regular periodic inspections of such Equipment, occurring no more than every twelve (12) months or, if more frequently, the minimum interval recommended or required by NESC or any other industry standard or applicable law. Licensee shall reimburse Georgia Power for its costs for special, non-periodic inspections of such Equipment which Georgia Power conducts if Georgia Power has discovered any violation of this Agreement in its most recent periodic inspection of any Equipment. Licensee shall reimburse to Georgia Power a pro rata amount of any costs incurred by Georgia Power in conducting pole counts or similar surveys, based on the average number of licensees with attachments to each pole surveyed or counted. Licensee shall make its personnel available on a reasonable basis to assist in surveys and pole counts at the request of Georgia Power.

6. EASEMENTS AND RIGHTS-OF-WAY. Licensee has acquired and shall continue to acquire in its own name and at its expense any and all easements, franchises or other rights in land necessary to permit the presence of any Equipment on any Licensed Pole. This Agreement does not give Licensee any right to use Georgia Power's rights-of-way which must be separately agreed upon for further consideration.

7.   LICENSE FEES; BILLING AND PAYMENT.

7.1 FEES. Licensee shall estimate in advance the total monthly license fee for all attachments of Equipment to Licensed Poles (the number of all attachments of Equipment multiplied by the estimated rate for each attachment specified by Georgia Power for such calendar year divided by twelve), and pay such estimated monthly license fee by the fifth (5th) day of the month for which such fee shall accrue. Licensee shall submit a reconciliation report to Georgia Power by February 15th of the following calendar year that will reconcile all of Licensee's payments from and expenses accrued (using the actual rate for each attachment which shall be provided to Licensee by January 15th of such year) during the previous calendar year. Licensee shall pay any deficiency at such time. Georgia Power shall credit Licensee's account for any overpayments. Licensee shall maintain and provide Georgia Power access to, from time to time, such records relating to Licensee's payment of license fees (for any prior year of this Agreement) as Georgia Power determines necessary to audit such payment of license fees.

7.2 ADDITIONAL EXPENSES. Licensee shall reimburse Georgia Power for all costs associated with modifications to any Licensed Pole or other make-ready work necessary to properly affix Licensee's attachments to the Licensed Pole and all amounts expended to bring any pole into compliance with NESC standards as a result of Licensee's intended use of such Licensed Pole.


8.   INDEMNIFICATION; LIMITATION OF LIABILITY.

8.1 INDEMNIFICATION BY LICENSEE. Licensee shall indemnify and hereby releases and holds harmless Georgia Power, its affiliates, agents and contractors and each of its and their respective officers, directors, trustees, employees, advisers, agents or other personnel (each an "Indemnitee") from and against any liability, loss, damage, claim or cause of action of any kind or nature (including, without limitation, damage to property and injury to or death of persons), whether actual or alleged by any third party but excluding any third-party claims to the extent arising from an Indemnitee's sole or gross negligence or willful misconduct, or payment to any person and amounts paid in compromise or settlement, whether or not liability has been shown or can be known, and any expenses connected therewith (including, without limitation, reasonable litigation expenses and reasonable attorneys' fees, and expenses incurred in enforcing this indemnity together with interest) arising out of or in connection with the following events, whether occurring prior to the execution of this Agreement or during the Term:

8.1.1 third-party claims which are caused in whole or in part by the presence of any Equipment on any pole or the performance of any services on or near any pole by Licensee, its affiliates, agents and contractors and each of its and their respective offices, directors, trustees, employees, advisors, agents or other personnel;

8.1.2 any personal injury to or damage to any property of an Indemnitee to the extent such claims do not arise from Georgia Power's sole or gross negligence or willful misconduct;

8.1.3   electrical contact with any Equipment attached to any pole;

8.1.4 penalties, fines or for feitures imposed by a government authority arising out of any failure or refusal by Licensee or any person acting by, through or for Licensee to comply with any law, statute, regulation, rule, ordinance, order, injunction, writ, decree or award of any government agency, authority, commission, department or instrumentality thereof, or any court, tribunal or arbitrator, applicable to the attachment of Equipment to any pole or the furnishing or use of Licensee's services; and

8.1.5 repairing or replacing cables, wires or other facilities damaged as a result of the negligence of Licensee.

8.2 TIME TO BRING CLAIMS. Licensee shall assert in writing any claim which it may have against Georgia Power within six (6) months of the sooner of the date on which Licensee becomes aware, or should have become aware of the existence of such claim. Failure to assert such claim within such period constitutes a waiver of such claim.

8.3 LIMITATION OF LIABILITY.

8.3.1 Georgia Power shall not be liable to Licensee for any interruption of Licensee's service or for interference with Licensee's cables, wires or related appliances unless caused by Georgia Power's gross negligence or willful misconduct, or for incidental, special or consequential damages, including, but not limited to, lost profits, lost savings or loss of use, even if Licensee has been advised as to the possibility of such damages.

8.3.2 Georgia Power shall not be liable to Licensee for an amount greater than the aggregate amount Licensee has paid to Georgia Power under this Agreement as of the date such liability occurs.

8.4 SETTLEMENT AND DEFENSE OF CLAIMS. If any Claim arises or is made for which Licensee is or may be liable under this Agreement, then Georgia Power shall promptly notify Licensee in writing of such Claim and Georgia Power shall be entitled to control the conduct of the defense of such Claim. Georgia Power shall be entitled to settle such Claim on such terms as it deems appropriate, and Licensee shall promptly reimburse Georgia Power for the amount of all expenses, legal and otherwise, incurred by Georgia Power in connection with the defense and settlement of any such Claim. If no settlement of a Claim is made, then Licensee shall satisfy any judgment rendered with respect to such Claim before Georgia Power is required to do so, and shall pay all expenses, legal or otherwise, incurred by Georgia Power in the defense of such Claim. Licensee shall not have the right to settle any Claim without the prior written approval of Georgia Power. The parties hereto shall treat any settlement of a Claim and the terms thereof as confidential information in accordance with the terms of Section 12 hereof.

8.5 INSURANCE. Throughout the term of this Agreement, Licensee shall maintain insurance coverage which is sufficient to protect against any claims of Georgia Power hereunder. Licensee shall make Georgia Power the named beneficiary with rights of notice before cancellation and immediately deliver such certificate to Georgia Power. Without limiting the foregoing, Licensee shall maintain in force and effect one or more general liability insurance policies providing minimum coverage (including, without limitation, coverage for liabilities contractually assumed) of two-million dollars ($2,000,000) per occurrence and in the aggregate for bodily injury, one-million dollars ($1,000,000) per occurrence for property damage, and excess liability umbrella coverage of three-million dollars ($3,000,000) bringing total coverage to five million dollars ($5,000,000). All insurance coverage obtained by Licensee pursuant to this Section 8.5 shall include coverage for liabilities contractually assumed and contain a waiver of subrogation in favor of Georgia Power or name Georgia Power an additional insured. Licensee and its employees shall comply with all requirements of the Workers' Compensation Laws of the State of Georgia.


9. SECURITY. To secure the prompt and full payment by Licensee of all amounts owing to Georgia Power hereunder:

9.1 SECURITY BOND. Licensee shall furnish Georgia Power with a bond in the amount corresponding to Licensee's designated position on Georgia Power's Pole Count and Creditworthiness Matrix. For purposes hereof, the "Pole Count and Creditworthiness Matrix" determines the amount of bond to be posted by Licensee as a function of Licensee's creditworthiness and the number of attachments such Licensee will maintain. Such initial bond amount may be increased on January 1st of each year to ensure sufficient coverage as required under this Section 9.1.

9.2 DETERMINATION OF CREDITWORTHINESS. Licensee shall provide Georgia Power, from time to time, reasonable access to such financial records as Georgia Power determines necessary to categorize Licensee's creditworthiness at the time of such access. If Licensee chooses not to provide such access to Georgia Power, then Georgia Power will be entitled to assume that Licensee falls within the lowest creditworthiness category for purposes of this
     Section 9. Licensee hereby grants Georgia Power full authority to inquire into Licensee's credit history through any credit reporting agency.

9.3 RIGHT TO SECURITY INTEREST. Notwithstanding anything to the contrary contained herein, if Licensee fails to meet sufficient creditworthiness standards as set forth in the Pole Count and Creditworthiness Matrix, then Georgia Power may require additional security in the form of a security interest in the Equipment (under the terms and conditions of Section 9.4 hereof.) Any waiver of an initial security interest shall not preclude Georgia Power from later requiring the Security Interest should Licensee's creditworthiness fall below the creditworthiness standards set forth in the Pole Count and Creditworthiness Matrix.

9.4 TYPE OF SECURITY INTEREST. If a security interest is required under Section 9.3, then, at such time, Licensee shall execute any security agreements, financing statements and all other instruments, assignments or documents and shall take such other action as may be reasonably requested by Georgia Power to perfect or to continue the perfection of Georgia Power's security interest in the Equipment.

10.  TERMINATION OR MODIFICATION.

10.1 TERMINATION UPON DEFAULT. If Licensee materially fails to comply with this Agreement and such default continues for more than thirty (30) days after Georgia Power provides written notice to Licensee of such default, then Georgia Power may immediately terminate Licensee's rights hereunder including, without limitation, Licensee's right to attach Equipment to Georgia Power's poles. However, if a default by Licensee cannot (other than a failure to make timely payments) reasonably be cured within a thirty (30) day period and Licensee uses its best efforts to cure such default within such period, then the time for curing shall be extended as long as reasonably necessary to complete such cure.

10.2 TERMINATION OR MODIFICATION UPON A CHANGE OF LAW. If, in a final and unappealable order, the Federal Communications Commission (the "FCC") or any governing body or court with appropriate jurisdiction repeals, overrules or modifies 47 U.S.C. ss. 224:
     10.2.1 insofar as it requires Georgia Power to provide pole access to Licensee, then Georgia Power shall be entitled to terminate Licensee's rights hereunder, including, without limitation, Licensee's right to attach Equipment to Georgia Power's poles, immediately or after such period of notice as may be required by law; or

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     10.2.2 insofar as it sets a maximum license fee that Georgia Power may charge Licensee, then Georgia Power may modify the license fees set forth in Section 7.1 hereof to the fullest extent then permitted by law.

10.3 REMOVAL OF EQUIPMENT. Licensee shall remove all Equipment from all poles no later than thirty (30) days after this Agreement is terminated. If Licensee does not immediately so remove such Equipment, then Georgia Power shall be entitled to remove such Equipment at Licensee's sole cost and expense and without any liability therefor.

10.4 WAITING PERIOD. If Georgia Power terminates Licensee's right to attach Equipment to any of Georgia Power's poles pursuant to Section 10.1 hereof, then Licensee may not request that Georgia Power enter into a new pole attachment agreement with Licensee for a period of one (1) year following the date of such termination. In its application for such new agreement, Licensee shall provide Georgia Power with evidence satisfactory to Georgia Power that Licensee is not likely to default in any of its obligations under such new agreement and such other satisfactory information, including documentation sufficient to show creditworthiness, as Georgia Power shall reasonably require. Georgia Power shall not be obligated to enter into any such new agreement until it is satisfied, in its sole discretion, with such evidence and information provided by Licensee.

11.  VOLUNTARY REMOVAL OF EQUIPMENT BY LICENSEE.

11.1 NOTICE. Subject to Section 2.2 hereof, Licensee may remove any Equipment from any Licensed Pole and shall provide Georgia Power with notice of such removal prior to or within ten (10) days following such removal, stating whether Licensee intends to replace the removed Equipment. If Licensee so indicating that it does not intend to replace such Equipment, then its license to use the Licensed Pole from which the Equipment is removed shall terminate upon Georgia Power's receipt of such notice. If Licensee fails to provide such notice within the period set forth above, then Licensee's license to use all Licensed Poles from which Equipment has been removed shall expire on the thirtieth (30th) day after such removal unless Licensee replaces such Equipment within such period. Licensee will continue to accrue license fees for Licensed Poles from which Equipment has been removed until its license to use such License Poles terminates in accordance with this Section 11.

11.2 CONTINUED USE OF POLES. If Licensee notifies Georgia Power in accordance with Section 11.1 hereof that it intends to replace Equipment removed from a Licensed Pole, then Licensee's license to use such pole, and its obligation to pay all license fees therefor, shall extend for sixty (60) days (the "Extended Period") from the date such notice is delivered to Georgia Power. If Licensee has not replaced Equipment removed from a Licensed Pole before the expiration of the Extended Period, then Licensee's license to use such pole shall expire at the end of the Extended Period.

12. CONFIDENTIALITY. Each party, its affiliates, agents, contractors and subsidiaries and its and their officers, directors, employees and agents receiving information from a disclosing party that is clearly indicated to be proprietary and confidential by a label, legend or other notice shall keep such information in confidence and shall not copy or disclose or permit others to copy or disclose such information to unauthorized persons for a period of three (3) years from the date such information is provided to the receiving party, unless such information constitutes a "trade secret" under applicable law, in which case the receiving party shall comply with the foregoing restrictions for as long as such information constitutes a trade secret. Such information shall at all times remain the exclusive property of the disclosing party and shall be used by the receiving party solely for the purpose of performing its obligations under this Agreement. This Section 12 shall not prohibit any disclosure required by any court or regulatory authority of competent jurisdiction.

13. NO PROPERTY RIGHT. Licensee's rights in the Licensed Poles has been and remains merely a license and, except as provided in Section 3.3 hereof, Licensee has not nor shall it acquire any ownership or property rights in any poles or upgrades thereto by virtue of any attachments of Equipment thereto, the passage of time, or the payment by Licensee for any upgrades thereto.

14. CUMULATIVE REMEDIES. All rights and remedies herein or otherwise shall be cumulative, and the exercise of any right or remedy shall not be construed as an election of remedies and preclude the right to exercise any other right or remedy.

15. FORCE MAJEURE. Georgia Power shall not be liable for any damages, costs, expenses or other consequences incurred by Licensee or by any other person or entity as a result of, and Licensee shall remain liable for all amounts owed to Georgia Power hereunder notwithstanding any delay in or inability to provide usable space to Licensee due to circumstances or events beyond the reasonable control of Georgia Power, including, without limitation, acts of God, hurricanes, tornadoes, rain, tidal wave, wind, hail, lightning, earthquakes, snow or ice, extreme high or low temperatures, change in the language or in the interpretation of any law or regulation, strikes, sink holes, lockouts or other labor problems, transportation delays, unavailability of supplies or materials, fire or explosion, riot, military action or usurped power, or actions or failures to act on the part of a governmental authority.

16.  MISCELLANEOUS.

16.1 ASSIGNMENT. Georgia Power may assign its rights and executory obligations under this Agreement with respect to any pole which is transferred by Georgia Power to another person or entity upon providing written notice to Licensee. Licensee shall not assign any right or obligation under this Agreement, except with the prior written consent of Georgia Power, which consent shall not be unreasonably withheld or delayed.

16.2 AMENDMENT. Except as provided in Section 10 hereof, no change, amendment or modification of this Agreement shall be binding upon the parties unless such change, amendment or modification shall be in writing and duly executed by both parties.

16.3 WAIVER. No party shall be deemed to have waived any provision of this Agreement unless such waiver is made explicit in writing and signed by the party waiving such provision. No waiver shall be deemed to be a continuing waiver unless so stated in writing.

16.4 JUDICIAL INTERPRETATION. If this Agreement requires judicial interpretation, then the parties hereby stipulate that the court should not construe the terms of this Agreement more strictly against the party preparing this Agreement, it being acknowledged that the parties have sought and received advice of counsel to the extent that each deems necessary for full understanding of all the consequences hereof.

16.5 SEVERABILITY. If any provision of this Agreement is found to be illegal or otherwise invalid, then the validity of the remaining provisions shall not be impaired. The parties shall attempt to replace such invalid provision with a valid provision having substantially the same commercial effect as such invalid provision and shall be deemed effective retroactively to the Effective Date.

16.6 PAYMENT OF EXPENSES. Licensee shall pay all reasonable costs and expenses of Georgia Power in the enforcement of this agreement. In the event that Georgia Power is requested to perform administrative services not otherwise required to be performed by Georgia Power under this agreement, including, without limitation, services related to credit facilities or consents, Licensee agrees to pay the fees or disbursements of Georgia Power (including outside counsel and allocated costs of inside counsel) incurred in connection with any of the foregoing.

16.7 HEADINGS. The headings in this Agreement have been inserted for convenience of reference and shall not affect, expand or restrict the terms or conditions hereof.

16.8 NOTICE. All notices regarding the attachment, maintenance or removal of Equipment shall be sent electronically using the National Joint Utilities Notification System. All other notices or communications required or permitted hereunder shall be sent by internet email (using simple mail transfer protocol), facsimile or in writing delivered either personally or by mail, courier, or similar reliable means of dispatch, addressed as set forth at the head of this Agreement. Each party may designate by notice in writing a new address for itself to which any notice or other communication may thereafter be so given, served or sent. Notices or other communications delivered personally shall be effective for all purposes upon delivery and notices or other communications delivered by any other means shall be effective for all purposes upon their receipt by the party to whom they are addressed.

16.9    TIME IS OF THE ESSENCE. Time is of the essence hereof.

16.10 JURISDICTION AND GOVERNING LAW. This Agreement shall be governed by and construed in accordance with Georgia law. Licensee submits to the jurisdiction of the Georgia courts and shall maintain an agent for service of process within the state of Georgia throughout the term of this Agreement. Neither party will bring any action against the other party arising out of or relating to this Agreement in any forum except as follows: (i) federal, state or county courts in Fulton County, Atlanta, Georgia; (ii) the Georgia Public Service Commission; or (iii) the FCC. Licensee irrevocably waives any objection it may have to such venue for any such legal action and irrevocably waives the right to bring any legal action in any other jurisdiction. The parties waive any right to a jury trial for the adjudication of any disputes arising from the performance or non-performance of the obligations under this Agreement.



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